Exhibit 99.1

UNION PACIFIC SECOND QUARTER EARNINGS UP 47 PERCENT

FOR IMMEDIATE RELEASE:

OMAHA, Neb., July 21, 2005 – Union Pacific Corporation (NYSE: UNP) today reported second quarter 2005 net income of $233 million, or $.88 per diluted share. This is a 47 percent improvement compared to the second quarter of 2004 when the company reported net income of $158 million, or $.60 per diluted share. Operating income during the second quarter of 2005 was $468 million, up 30 percent from $359 million reported in the second quarter of 2004.

“We continue to see strong demand for our services and we are improving our ability to handle the increased volumes more efficiently,” said Dick Davidson, chairman and chief executive officer. “This is our first year-over-year operating income growth in six quarters. While we still have a lot of work to do, our progress is encouraging and we look forward to continuing this positive trend as we begin to see the benefits of our network management initiatives.”

Second Quarter Overview

•	Quarterly operating revenue was an all-time record $3.3 billion compared to $3.0 billion in the second quarter of 2004.

•	Commodity revenue set an all-time quarterly record, up 10 percent to $3.2 billion. This compares to $2.9 billion in the second quarter of 2004 and was driven by a 1 percent increase in volumes as well as higher fuel surcharge recoveries and improved yields.

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•	Second quarter 2005 operating income of $468 million was the highest reported since the fourth quarter of 2003.

•	The second quarter 2005 operating margin increased to 14 percent compared to 11.9 percent in 2004.

•	Two of the Railroad’s three key operating metrics, as reported to the Association of American Railroads, improved in the second quarter of 2005 versus the second quarter of 2004. Average terminal dwell time improved 11 percent from 30.9 hours to 27.4 hours and rail car inventory improved 2 percent to 318,434 cars. Average quarterly train speed fell slightly, from 21.3 mph to 21.2 mph comparing the second quarter of 2004 to 2005.

•	The Railroad’s average quarterly fuel price increased 44 percent versus the year ago quarter, from $1.16 per gallon in 2004 to $1.67 per gallon in the second quarter of 2005.

Second Quarter Railroad Commodity Revenue Summary versus 2004

•	Industrial Products up 19 percent

•	Agricultural up 16 percent

•	Intermodal up 10 percent

•	Chemicals up 7 percent

•	Energy up 5 percent

•	Automotive up 1 percent

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Looking Forward

“We are confident that the men and women of Union Pacific are taking the right steps to once again produce improving financial results for our shareholders and better service performance for our customers,” Davidson said. “Today our company has more business demand than we are able to fulfill – a situation that I haven’t seen during my 45-year career. We are encouraged by the changes we see in our day-to-day operations and firmly believe that the long-term future of this great Railroad has never been brighter.”

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, links 23 states in the western two-thirds of the country and serves the fastest-growing U.S. population centers. Union Pacific’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Energy, Industrial Products and Intermodal. The railroad offers competitive long-haul routes from all major West Coast and Gulf Coast ports to eastern gateways. Union Pacific connects with Canada’s rail systems and is the only railroad serving all six major gateways to Mexico, making it North America’s premier rail franchise.

Supplemental financial information is attached.

Additional information is available at our Web site: www.up.com. Our contact for investors is Jennifer Hamann at (402) 544-4227. Our media contact is Kathryn Blackwell at (402) 544-3753.

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This press release and related materials may contain statements about the Corporation’s future that are not statements of historical fact. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, statements regarding: expectations as to continued or increasing demand for rail transportation in excess of supply; expectations as to the timing of completion and impact of ongoing track maintenance and restoration work being performed in the Southern Powder River Basin of Wyoming; expectations regarding operational improvements, including the effectiveness of network management initiatives that have been or will be implemented to improve system velocity, customer service and shareholder returns; expectations as to increased returns, cost savings, revenue growth and earnings; expectations regarding fuel price; the time by which certain objectives will be achieved, including expected improvements in velocity and implementation of network management initiatives; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; and statements concerning projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial and operational results, and future economic performance; and statements of management’s beliefs, expectations, goals and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations as to operational, service and network fluidity improvements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.

Important factors that could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to: whether the Corporation and its subsidiaries are fully successful in implementing their financial and operational initiatives, including those plans and management initiatives to improve system velocity and network performance or otherwise improve operations; industry competition, conditions, performance and consolidation; general legislative and regulatory developments, including possible enactment of initiatives to re-regulate the rail business; legislative, regulatory and legal developments involving taxation, including enactment of new federal or state income tax rates, revisions of controlling authority and the outcome of tax claims and litigation; changes in securities and capital markets; natural events such as severe weather, fire, floods and earthquakes; the effects of adverse general economic conditions, both within the United States and globally; any adverse economic or operational repercussions from terrorist activities and any governmental response thereto; war or risk of war; changes in fuel prices; changes in labor costs; labor stoppages; and the outcome of claims and litigation, including those related to environmental contamination, personal injuries, and occupational illnesses arising from hearing loss, repetitive motion and exposure to asbestos and diesel fumes.

Forward-looking statements speak only as of the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on the website is not, and should not be construed to be, incorporated by reference herein.

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED INCOME

Periods Ended June 30

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	Second Quarter			Year-to-Date
	2005	2004	Pct Chg	2005	2004	Pct Chg
Operating Revenues	$3,344	$3,029	10	$6,496	$5,922	10

Operating Expenses
Salaries, Wages, and Employee Benefits	1,075	1,048	3	2,174	2,059	6
Equipment and Other Rents	340	362	(6)	693	689	1
Depreciation	292	277	5	581	551	5
Fuel and Utilities	597	435	37	1,136	824	38
Materials and Supplies	128	114	12	263	237	11
Purchased Services and Other	444	434	2	868	889	(2)

Total Operating Expenses	2,876	2,670	8	5,715	5,249	9

Operating Income	468	359	30	781	673	16
Other Income—Net	29	8	F	49	36	F
Interest Expense	(128)	(130)	(2)	(260)	(265)	(2)

Income Before Income Taxes	369	237	56	570	444	28
Income Tax Expense	(136)	(79)	72	(209)	(121)	73

Net Income	$233	$158	47	$361	$323	12

Basic Earnings Per Share	$0.89	$0.61	46	$1.38	$1.25	10

Diluted Earnings Per Share	$0.88	$0.60	47	$1.36	$1.23	11

July 21, 2005

(1)

UNION PACIFIC RAILROAD

REVENUE DETAIL

Periods Ended June 30

(Unaudited)

	Second Quarter			Year-to-Date
	2005	2004	Pct Chg	2005	2004	Pct Chg
Commodity Revenue (000):
Agricultural	$463,261	$398,494	16	$911,163	$809,744	13
Automotive	329,166	326,095	1	622,271	622,896	—
Chemicals	458,880	428,840	7	899,899	838,948	7
Energy	629,437	596,694	5	1,297,220	1,183,158	10
Industrial Products	718,977	606,573	19	1,349,173	1,169,289	15
Intermodal	596,755	543,966	10	1,120,682	1,054,031	6

Total	$3,196,476	$2,900,662	10	$6,200,408	$5,678,066	9

Revenue Carloads:
Agricultural	215,257	214,992	—	431,012	445,636	(3)
Automotive	210,321	216,983	(3)	402,638	420,193	(4)
Chemicals	235,889	238,322	(1)	463,631	462,081	—
Energy	525,470	539,508	(3)	1,099,457	1,080,651	2
Industrial Products	397,418	387,396	3	755,978	751,870	1
Intermodal	806,633	770,328	5	1,538,476	1,495,179	3

Total	2,390,988	2,367,529	1	4,691,192	4,655,610	1

Average Revenue per Car:
Agricultural	$2,152	$1,854	16	$2,114	$1,817	16
Automotive	1,565	1,503	4	1,545	1,482	4
Chemicals	1,945	1,799	8	1,941	1,816	7
Energy	1,198	1,106	8	1,180	1,095	8
Industrial Products	1,809	1,566	16	1,785	1,555	15
Intermodal	740	706	5	728	705	3

Total	$1,337	$1,225	9	$1,322	$1,220	8

July 21, 2005	(2)

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED FINANCIAL POSITION

As of June 30, 2005 and December 31, 2004

(Dollars in Millions)

(Unaudited)

	June 30, 2005	December 31, 2004
Assets:
Cash and Temporary Investments	$164	$977
Other Current Assets	1,697	1,313
Investments	786	767
Properties—Net	31,546	31,014
Other Assets	916	518

Total	$35,109	$34,589

Liabilities and Shareholders’ Equity:
Current Portion of Long Term Debt	$139	$150
Other Current Liabilities	2,646	2,366
Long Term Debt	7,565	7,981
Deferred Income Taxes	9,521	9,180
Other Long Term Liabilities	2,253	2,257
Common Shareholders’ Equity	12,985	12,655

Total	$35,109	$34,589

July 21, 2005 (3)

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED CASH FLOWS

For the Six Months Ended June 30

(Dollars in Millions)

(Unaudited)

	2005	2004
Operating Activities:
Net Income	$361	$323
Depreciation	581	551
Deferred Income Taxes	155	248
Other	40	(172)

Cash Provided by Operating Activities	1,137	950

Investing Activities:
Capital Investments	(1,078)	(857)
Other	(388)	(54)

Cash Used in Investing Activities	(1,466)	(911)

Financing Activities:
Dividends Paid	(156)	(155)
Debt Repaid	(639)	(394)
Financings and Other—Net	311	640

Cash (Used in) Provided by Financing Activities	(484)	91

Net Change in Cash and Temporary Investments	$(813)	$130

Non-Cash Capital Lease Financings	$—	$—

July 21, 2005 (4)

APPENDIX

UNION PACIFIC CORPORATION

OPERATING AND FINANCIAL STATISTICS

Periods Ended June 30

(Unaudited)

	Second Quarter				Year-to-Date
	2005	2004	Pct Chg		2005	2004	Pct Chg
Operating Statistics:
Revenue Carloads (Thousands)	2,391	2,368	1		4,691	4,656	1
Revenue Ton-Miles (Billions)	136.8	136.1	1		274.3	270.7	1
Gross Ton-Miles (GTMs) (Billions)	260.0	260.6	—		518.4	512.5	1
Operating Margin	14.0%	11.9%	2.1	pt	12.0%	11.4%	0.6	pt
Operating Ratio	86.0%	88.1%	(2.1)	pt	88.0%	88.6%	(0.6)	pt
Average Employees	49,785	48,383	3		49,441	47,610	4
GTMs (Millions) per Average Employee	5.22	5.39	(3)		10.49	10.76	(3)
Average Fuel Price Per Gallon	$1.67	$1.16	44		$1.56	$1.09	43
Fuel Consumed in Gallons (Millions)	335	346	(3)		679	694	(2)
Fuel Consumption Rate (Gal per 000 GTM)	1.29	1.33	(3)		1.31	1.35	(3)

AAR Reported Performance Measures:
Average Train Speed (Miles per Hour)	21.2	21.3	—		21.2	21.6	(2)
Average Terminal Dwell Time (Hours)	27.4	30.9	(11)		28.4	30.4	(7)
Rail Car Inventory	318,434	325,361	(2)		319,972	323,361	(1)

Financial:
Average Basic Shares Outstanding (Millions)	262.8	258.9	2		262.1	258.8	1
Average Diluted Shares Outstanding (Millions)	265.6	261.6	2		265.0	262.1	1
Effective Tax Rate	36.9%	33.3%	3.6	pt	36.7%	27.3%	9.4	pt
Debt to Capital (a)					37.2%	39.1%	(1.9)	pt
Lease Adjusted Debt to Capital (b)					43.5%	45.1%	(1.6)	pt
Free Cash Flow (After Dividends) (Millions) (c)					$(485)	$(116)	U

(a)	Debt to capital is computed as follows: total debt divided by total debt plus equity. 2004 percentages are as of December 31, 2004.

(b)	Lease adjusted debt to capital is computed as follows: total debt plus net present value of operating leases divided by total debt plus equity plus net present value of operating leases. 2004 percentages are as of December 31, 2004.

(c)	Free cash flow is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance and measures our ability to generate cash without incurring additional external financings. The following table reconciles cash provided by operating activities (GAAP measure) to free cash flow:

	Year-to-Date
	2005	2004
Cash Provided by Operating Activities	$1,137	$950
Cash Used in Investing Activities	(1,466)	(911)
Dividends Paid	(156)	(155)
Non-Cash Financings	—	—

Free Cash Flow	$(485)	$(116)

July 21, 2005	(A-1)

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED INCOME

By Quarter and Year-to-Date 2005

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	Period Ended:		Year-to-Date June 30
	March 31	June 30
Operating Revenues	$3,152	$3,344	$6,496

Operating Expenses
Salaries, Wages, and Employee Benefits	1,099	1,075	2,174
Equipment and Other Rents	353	340	693
Depreciation	289	292	581
Fuel and Utilities	539	597	1,136
Materials and Supplies	135	128	263
Purchased Services and Other	424	444	868

Total Operating Expenses	2,839	2,876	5,715

Operating Income	313	468	781
Other Income—Net	20	29	49
Interest Expense	(132)	(128)	(260)

Income Before Income Taxes	201	369	570
Income Tax Expense	(73)	(136)	(209)

Net Income	$128	$233	$361

Basic Earnings Per Share	$0.49	$0.89	$1.38

Diluted Earnings Per Share	$0.48	$0.88	$1.36

July 21, 2005 (A-2)

UNION PACIFIC RAILROAD

REVENUE DETAIL

By Quarter and Year-to-Date 2005

(Unaudited)

	Period Ended		Year-to-Date June 30
	March 31	June 30
Commodity Revenue (000):
Agricultural	$447,902	$463,261	$911,163
Automotive	293,105	329,166	622,271
Chemicals	441,019	458,880	899,899
Energy	667,783	629,437	1,297,220
Industrial Products	630,196	718,977	1,349,173
Intermodal	523,927	596,755	1,120,682

Total	$3,003,932	$3,196,476	$6,200,408

Revenue Carloads:
Agricultural	215,755	215,257	431,012
Automotive	192,317	210,321	402,638
Chemicals	227,742	235,889	463,631
Energy	573,987	525,470	1,099,457
Industrial Products	358,560	397,418	755,978
Intermodal	731,843	806,633	1,538,476

Total	2,300,204	2,390,988	4,691,192

Average Revenue per Car:
Agricultural	$2,076	$2,152	$2,114
Automotive	1,524	1,565	1,545
Chemicals	1,936	1,945	1,941
Energy	1,163	1,198	1,180
Industrial Products	1,758	1,809	1,785
Intermodal	716	740	728

Total	$1,306	$1,337	$1,322

July 21, 2005 (A-3)